UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 6, 2009)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Changes to Our Share Redemption Program

On November 6, 2009, our board of directors approved changes to our share redemption program (the “Program”) (attached hereto as Exhibit 99.2) and we intend to send written notification to stockholders pursuant to the terms of the Program (in substantially the form attached hereto as Exhibit 99.1). The changes to the Program will be effective beginning with share redemption requests made during the fourth quarter of 2009 and include:

•

Redemption Limit – We historically have honored redemption requests based on an annual cap of 5% of the shares outstanding a year earlier. While the annual cap will continue, beginning with the fourth quarter of 2009, the limit on the amount of shares to be redeemed in any calendar quarter will be the lesser of (i) 1/4th of 5% of shares outstanding a year earlier or (ii) the number shares issued pursuant to our DRIP in the prior quarter. Therefore, the fourth quarter redemption limit is expected to be approximately 1.4 million shares (the number of shares issued pursuant to our DRIP in the third quarter of 2009). Our board of directors still maintains its right to redeem additional shares subject to the 5% annual cap if it deems it to be in the best interest of our stockholders.

•

Death & Disability – We have amended the Program such that upon an event of death, and, if approved by the board of directors in its sole discretion, upon the disability of a stockholder, shares may be redeemed regardless of the one year holding period or the limitations and redemption caps described above. Furthermore, if the one year holding period is waived for death and disability exceptions, such shares will be redeemed at a discount equal to the one year anniversary discount (92.5%) described in the Program.

•

Stockholder Eligibility – We have amended the Program to, on a going-forward basis, limit redemption rights to stockholders who have purchased their shares from us or received their shares through a non-cash transaction (other than in the secondary market pursuant to a transaction effected after December 17, 2009), or received shares pursuant to our DRIP.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Dividend Capital Total Realty Trust Inc. letter to stockholders dated November [ ], 2009

99.2	Third Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

November 12, 2009

	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer